Exhibit 10.1

APTARGROUP, INC.

2014 STOCK AWARDS PLAN

1.  Purpose.  The purpose of the AptarGroup, Inc. 2014 Stock Awards Plan (the “Plan”) is to promote the long-term financial interests of the Company and its Affiliates by (a) attracting and retaining personnel, (b) motivating personnel by means of growth-related incentives, (c) providing incentive compensation opportunities that are competitive with those of other major corporations and (d) furthering the identity of interests of participants with those of the stockholders of the Company.

2.  Definitions.  The following definitions are applicable to the Plan:

(a)                                 “Affiliate” means (a) any subsidiary and (b) any other entity in which the Company has a direct or indirect equity interest which is designated an “Affiliate” by the Committee.

(b)                                 “Board of Directors” means the Board of Directors of the Company.

(c)                                  “Change in Control” has the meaning specified in Appendix A to the Plan.

(d)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(e)                                  “Committee” means the Compensation Committee or other committee of the Board of Directors which, pursuant to Section 3, has authority to administer the Plan.

(f)                                   “Common Stock” means Common Stock, par value $.01 per share, of the Company.

(g)                                  “Company” means AptarGroup, Inc., a Delaware corporation, and its successors.

(h)                                 “eligible employee” means any employee of the Company or an Affiliate.

(i)                                     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)                                    “Market Value” on any date means the closing price of Common Stock on the New York Stock Exchange on that date (or, if such date is not a trading date, on the next preceding date which was a trading date).

(k)                                 “participant” means any employee of the Company or an Affiliate who has been granted an award pursuant to the Plan.

(l)                                     “performance goals” means the objectives established by the Committee which shall be satisfied or met during the applicable performance period as a condition to a participant’s receipt of all or a part of a performance-based award under the Plan. With respect to any award intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the applicable performance goals shall be tied to one or more of the following objective corporate-wide or subsidiary, business segment, division, operating unit or individual measures:

(i)                                     Profitability Measures: (1) earnings per share, (2) earnings before interest and taxes (“EBIT”), (3) earnings before interest, taxes, depreciation and amortization

(“EBITDA”), (4) business segment income, (5) net income, (6) operating income, (7) revenues, (8) profit margin, (9) cash flow(s) and (10) expense reduction;

(ii)                                  Capital Return Measures: (1) return on equity, (2) return on assets, (3) return on invested capital, (4) EBIT to capital ratio, (5) EBITDA to capital ratio, (6) business segment income to business segment capital ratio, (7) working capital ratios and (8) total shareholder return; and

(iii)                               Other Performance Measures: (1) successful implementation of strategic initiatives relating to cost reduction, revenue production and/or productivity improvement, and (2) successful integration of acquisitions.

Each such goal may be measured (A) on an absolute or relative basis; or (B) comparatively with current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, business segments, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings based measures, in addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, or any combination thereof. If the Committee desires that compensation payable pursuant to any award subject to performance goals be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the performance goals (x) shall be established by the Committee no later than 90 days after the beginning of the applicable performance period (or such other time designated by the Internal Revenue Service) and (y) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such performance goals be stated in terms of an objective formula or standard.

(m)                             “performance period” means the time period during which the performance goals applicable to a performance-based award must be satisfied or met. No performance period shall be less than one (1) year.

(n)                                 “Rule 16b-3” means such rule adopted under the Securities Exchange Act of 1934, as amended, or any successor rule.

(o)                                 “SARs” have the meaning specified in Section 5 (below).

(o)                                 “subsidiary” means any corporation fifty percent or more of the voting stock of which is owned, directly or indirectly, by the Company.

(p)                                 “whole Board of Directors” means the total number of directors which the Company would have on the Board of Directors if there were no vacancies.

3.  Administration.  The Plan shall be administered by the Compensation Committee of the Board of Directors. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or actions approved in writing by all members of the Committee, shall constitute the acts of the Committee.

Subject to the limitations of the Plan, the Committee shall have full authority and discretion: (1) to select participants, (2) to make awards in such forms and amounts as it shall determine, (3) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate, (4) to approve the forms to carry out the purposes and provisions of the

Plan, (5) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (6) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any award granted hereunder and (7) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. Notwithstanding the foregoing, except for any adjustment pursuant to Section 6(b), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or SARs or cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price that is less than the exercise price of the original stock options or SARs without the approval of the stockholders of the Company.

The Committee’s determinations on matters within its authority shall be final, binding and conclusive. The Committee may delegate any of its authority hereunder to such persons as it deems appropriate, except to the extent that any such delegation will prevent an award from complying with Rule 16b-3 or, in the case of an award that is intended to constitute “qualified performance- based compensation” under such Section 162(m) of the Code, from satisfying the conditions of Section 162(m) of the Code.

4.  Shares Subject to Plan.  Subject to adjustment as provided in Section 6(b), 3,200,000 shares of Common Stock shall be available for awards under the Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding awards. Any shares of Common Stock that are subject to awards of stock options or SARs shall be counted against this limit as one (1) share of Common Stock for every one (1) share of common stock granted (with the full number of shares of Common Stock subject to an SAR being counted rather than only the net shares granted). Any shares of Common Stock that are subject to awards other than stock options or SARs shall be counted against this limit as three-and-seventy-three one-hundredths (3.73) shares of Common Stock for every one (1) share of Common Stock granted. To the extent that shares of Common Stock subject to an outstanding award granted under either this Plan or any equity compensation plan previously maintained by the Company on behalf of employees are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award (except in the case of an option to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a tandem SAR), then such shares of Common Stock shall again be available under the Plan (using the same formula used to count the award against the share limit as set forth above). Shares of Common Stock shall not again be available under the Plan, if tendered, to satisfy all or a portion of tax withholding obligations relating to such award or, if withheld, to pay the exercise price of stock options or SARs awarded hereunder. Shares of Common Stock available under the Plan may be treasury shares reacquired by the Company or authorized and unissued shares, or a combination of both.

To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock subject to all options, SARs and performance-based restricted stock and restricted stock units that in each case are granted during any calendar year to any person shall be 500,000, subject to adjustment as provided in Section 6(b).

5.  Awards.  The Committee may grant to eligible employees, in accordance with this Section 5 and the other provisions of the Plan, stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units (each, an “Award” and, collectively, the “Awards”).

(a)                                 Options.

(1)                                 Options granted under the Plan may be incentive stock options (“ISOs”) within the meaning of Section 422 of the Code or any successor provision, or in such other form consistent with the Plan, as the Committee may determine; except that, so long as so provided in such Section 422, no ISO may be granted under the Plan to any employee of an Affiliate which is not a subsidiary corporation (as such term is used in subsection (b) of Section 422 of the Code) of the Company. To the extent that the aggregate Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as ISOs are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute nonqualified stock options.

(2)                                 The option price per share of Common Stock shall be fixed by the Committee at not less than 100% of Market Value on the date of the grant; provided that if an ISO is granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Market Value) required by the Code in order to constitute an ISO.

(3)                                 Subject to the minimum vesting requirements of Section 5(f), each option shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant, provided that no option shall be exercised later than 10 years after its date of grant; provided that if an ISO shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant.

(4)                                 An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) in cash delivered by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (C) by delivery of previously owned whole shares of Common Stock (for which the optionee has good title, free and clear of all liens and encumbrances) having a Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, or (D) a combination of (A) and (C), in each case to the extent set forth in the agreement relating to the option and (ii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to clauses (B), (C) or (D), except that the Committee may not disapprove of an election made by a participant subject to Section 16 of the Exchange Act. No shares of Common Stock shall be issued or delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company’s satisfaction). No dividends, or dividend equivalents, shall be paid on any options.

(b)                                 SARs.

(1)                                 An SAR shall entitle its holder to receive from the Company, at the time of exercise or settlement of such right, an amount equal to the excess of Market Value (at the date of exercise) over a base price fixed by the Committee multiplied by the number of SARs which the holder is exercising or which are being settled. SARs may be tandem with any previously or contemporaneously granted option or independent of any option. The base price of a tandem SAR shall be the option price of the related option. The base price of an independent SAR shall be fixed by the Committee at not less than 100% of the Market Value of a share of Common Stock on the date of grant of the SAR. The amount payable may be paid by the Company in Common Stock (valued at its Market Value on the date of exercise), cash or a combination thereof, as the Committee may determine, which determination may take into consideration any preference expressed by the holder. No dividends, or dividend equivalents, shall be paid on any SAR.

(2)                                 Subject to the minimum vesting requirements of Section 5(f), each SAR shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant, provided that no SAR shall be exercised later than 10 years after its date of grant.

(3)                                 An SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs then being exercised and (ii) by executing such documents as the Company may reasonably request. To the extent a tandem SAR is exercised or settled, the related option will be cancelled and to the extent the related option is exercised, the tandem SAR will be cancelled.

(c)                                  Restricted Stock.

(1)                                 The Committee may award to any eligible employee shares of Common Stock, subject to this Section 5(c) and such other terms and conditions as the Committee may prescribe (such shares being called “restricted stock”). Subject to the Company’s discretion, each certificate for restricted stock shall be registered in the name of the participant or a nominee of the Company and deposited, together with a stock power endorsed in blank if requested by the Company, with the Company.

(2)                                 Subject to the minimum vesting requirements of Section 5(f), there shall be established for each restricted stock award a restriction period (the “restriction period”) of such length as shall be determined by the Committee. A restricted stock award may be subject to such other conditions to vesting, including performance goals, as the Committee shall establish. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the restriction period. Except for such restrictions on transfer and such other restrictions as the Committee may impose, the participant shall have all the rights of a holder of Common Stock as to such restricted stock; provided, however, that cash dividends payable on the Common Stock during the restriction period or the performance period, as the case may be, shall be deferred in accordance with Section 409A of the Code and shall be subject to the same restrictions as those on the shares of restricted stock and, if the Committee so determines, reinvested in additional restricted stock or otherwise invested or accruing a yield. Upon the lapse of all restrictions on a restricted stock award, the Company shall deliver to the participant (or the participant’s legal representative or designated beneficiary) the certificates deposited pursuant to this Section 5(c)(2).

(3)                                 Except as otherwise provided by the Committee at or subsequent to the time of grant, upon a termination of employment for any reason during the restriction period all shares still subject to restriction shall be forfeited by the participant.

(d)                                 Restricted Stock Units.

(1)                                 The Committee may award to any eligible employee restricted stock units (“restricted stock units”), subject to this Section 5(d) and such other terms and conditions as the

Committee may prescribe. Upon termination of the restrictions related thereto, each restricted stock unit shall be converted into one share of Common Stock.

(2)                                 Subject to the minimum vesting requirements of Section 5(f), there shall be established for each restricted stock unit award a restriction period (the “restricted stock unit restriction period”) of such length as shall be determined by the Committee. A restricted stock unit award may be subject to such other conditions to vesting, including performance goals, as the Committee shall establish. Restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the restricted stock unit restriction period. Upon the lapse of all restrictions on a restricted stock unit award, each restricted stock unit shall be settled by delivery of one share of Common Stock and the Company shall deliver to the participant (or the participant’s legal representative or designated beneficiary) the certificates representing the number of shares of Common Stock.

(3)                                 Prior to the settlement of a restricted stock unit award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award. Holders of restricted stock units shall not be entitled to dividends, or dividend equivalents.

(4)                                 Except as otherwise provided by the Committee at or subsequent to the time of grant, upon a termination of employment for any reason during the restricted stock unit restriction period all restricted stock units still subject to restrictions shall be forfeited by the participant.

(e)                                  Qualified Performance-Based Awards.

With respect to any award granted under the Plan that is intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code:

(1)                                 In no event shall any participant receive a payment with respect to any such award if the minimum threshold performance goals requirement applicable to the payment is not achieved during the performance period. No dividends, or dividend equivalents, shall be paid on any unvested performance share units.

(2)                                 The Committee retains sole discretion to reduce the amount of or eliminate any payment otherwise payable to a participant with respect to any award. The Committee may exercise such discretion by establishing conditions for payments with respect to awards in addition to the performance goals, including the achievement of financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate.

(3)                                 At the time of grant of such an award, the Committee shall, if applicable, determine a performance period and performance goals to be achieved during the performance period, subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices or unusual or non-recurring items or occurrences (but only to the extent that any revision complies with Section 162(m) of the Code). Following the conclusion of each performance period, the Committee shall determine and certify in writing the extent to which performance goals have been attained.

(f)                                   Minimum Vesting Requirements. The Committee shall determine the vesting schedule for each Award; provided that:

(1)                                 no option or SAR may become fully exercisable prior to the third anniversary of the date of grant, and to the extent such an Award provides for vesting in installments over a period of no less than three years, such vesting shall occur no more rapidly than ratably on each of the first three anniversaries of the date of grant;

(2)                                 no Award other than options, SARs or performance-based Awards may become fully vested prior to the third anniversary of the date of grant and to the extent such an Award provides for vesting in installments over a period of no less than three years, such vesting shall occur no more rapidly than ratably on each of the first three anniversaries of the date of grant; and

(3)                                 no performance-based Award may become fully exercisable prior to the first anniversary of the date of grant;

provided, that, such restrictions shall not apply to (x) Awards to newly hired employees, (y) Awards to employees in connection with acquisitions (whether by asset purchase, merger or otherwise) or (z) Awards made in lieu of a cash bonus. Notwithstanding the foregoing, the Board or Committee may provide in any agreement relating to an Award or otherwise that all or a portion of the shares subject to such Award shall vest immediately upon, or upon a termination of employment following, a Change in Control or that an Award shall vest immediately or, alternatively, in accordance with the vesting schedule but without regard to the requirement for continued employment in the case of termination of employment due to death, disability or retirement.

(g)                                  Deferral of Awards. A participant may elect to defer all or a portion of any award in accordance with procedures established by the Committee and in accordance with Section 409A of the Code. Deferred amounts will be subject to such terms and conditions and shall accrue such yield thereon (which may be measured by Market Value and dividends thereon) as the Committee may determine. Payment of deferred amounts may be in cash, Common Stock or a combination thereof, as the Committee may determine. Deferred amounts shall be considered an award under the Plan. The Committee may establish a trust or trusts to hold deferred amounts or any portion thereof for the benefit of participants.

(h)                                 Surrender. If so provided by the Committee at or subsequent to the time of grant, an award may be surrendered to the Company on such terms and conditions, and for such consideration, as the Committee shall determine.

6.  Miscellaneous Provisions.

(a)                                 Nontransferability. No award under the Plan shall be transferable other than (i) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) a transfer of stock options without value to a “family member” (as defined in Form S-8) if approved by the Committee. Except to the extent permitted by the foregoing sentence, each award may be exercised or received during the participant’s lifetime only by the participant or the participant’s legal representative or similar person. Except as permitted by the second preceding sentence, no award shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void. For the sake of clarity, no award may be transferred by a participant for value or consideration.

(b)                                 Adjustments. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a cash dividend, the number and class of securities available under the Plan, the maximum number of shares available for any type of award or for grants to any person, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the number and class of securities subject to each outstanding award, and the terms of each other outstanding award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase or similar price; provided, however, that in the event of a cash dividend, other than a regular cash dividend, the Committee shall have the discretion to make any or all of the foregoing adjustments. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under the Plan, such fractional security shall be disregarded, or (b) subject to an award under the Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part after such adjustment, an amount in cash determined by multiplying (1) the fraction of such security (rounded to the nearest hundredth) by (2) the excess, if any, of (a) the Market Value on the vesting, exercise or settlement date over (b) the exercise or similar price, if any, of such award.

(c)                                  Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An agreement relating to an award may provide that (1) the Company shall withhold cash or whole shares of Common Stock which would otherwise be delivered upon exercise or settlement of the award having, in the case of Common Stock, an aggregate Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the award (the “Tax Date”) in the amount necessary to satisfy any such obligation or (2) the holder of the award may satisfy any such obligation by any of the following means: (i) a cash payment to the Company, (ii) in the case of an option a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (iii) delivery to the Company of previously owned whole shares of Common Stock (for which the holder has good title, free and clear of all liens and encumbrances) having an aggregate Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (iv) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise or settlement of the award having an aggregate Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (v) any combination of (i) and (iii), in each case to the extent set forth in the agreement relating to the award; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to clauses (ii) through (v), except that the Committee may not disapprove of an election made by a participant subject to Section 16 of the Exchange Act. Shares of Common Stock to be delivered or withheld may not have an aggregate Market Value in excess of the minimum amount required to be withheld. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

(d)                                 Listing and Legal Compliance. The Committee may suspend the exercise or payment of any award if it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee

(e)                                  Beneficiary Designation. To the extent permitted by the Company, participants may name, from time to time, beneficiaries (who may be named contingently or successively) to whom benefits under the Plan are to be paid in the event of their death before they receive any or all of such benefits. Each designation will revoke all prior designations by the same participant, shall be in a form prescribed by the Company, and will be effective only when filed by the participant in writing with the Company during the participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at a participant’s death shall be paid to the participant’s estate.

(f)                                   Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any participant’s employment at any time, nor confer upon any participant any right to continue in the employ of the Company or any Affiliate for any period of time or to continue his or her present or any other rate of compensation. No employee shall have a right to be selected as a participant, or, having been so selected, to be selected again as a participant.

(g)                                  Amendment. The Committee may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

7.  Effective Date and Term of Plan.  The Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at a meeting of stockholders, shall become effective on the date of such approval. In the event that the Plan is not approved by the stockholders of the Company, the Plan and any outstanding awards shall be null and void. The Plan shall terminate ten years after its effective date, unless terminated earlier by the Committee. Termination of the Plan shall not affect the terms or conditions of any award granted prior to termination.

As adopted by the Board of Directors on February 20, 2014

Appendix A to the Plan

“Change in Control” shall mean:

(1)                                 the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50% of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this Appendix A shall be satisfied; and provided, further that, for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of more than 50% of the Outstanding Company Common Stock or more than 50% of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2)                                 individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided, further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

(3)                                 consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) 50% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and 50% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, more than 50% of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of common stock of such corporation or more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

(4)                                 consummation of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) 50% or more of the then outstanding shares of common stock thereof and 50% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, more than 50% of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of common stock thereof or more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition